Exhibit 99.1

Table Trac , Inc. 2018 Shareholder Meeting October 29, 2018

Certain statements that may be made today will be considered “forward looking” as that term is defined under the rules of the Securities and Exchange Commission (SEC), and are therefore subject to the safe harbor created by such rules . Although the Company believes the expectations reflected in any forward looking information and statements are reasonable, such forward looking information and statements involve risks and uncertainties that could lead actual results to differ from those contained in today’s presentation materials and discussion . The general factors impacting future results are discussed in detail in the Company’s SEC filings, The forward looking information and statements in this presentation speak only as of the date hereof and the Company undertakes no obligation to update the information contained in this report unless required by law . Table Trac , Inc. (OTCQB: TBTC) Safe Harbor Statement

2017 Financial Overview & Highlights • Signed 13 New Contracts In 2017; And Delivered 12 Casino Management Systems • Total revenue of $6.38 M in 2017 ( Increase of $.5 M) • System Sales revenues of $3.9 M in 2017 ( $3.74M in 2017 ) • Maintenance revenue of $2.3 M in 2017 ( 15% increase of $.3 M) • Operating expenses $3.86 M versus $3.98 M in 2016 • Net Income of $583k ( Improvement of $440k from 2016)

3 Year Trend in Revenues - 1,000,000 2,000,000 3,000,000 4,000,000 5,000,000 6,000,000 7,000,000 2015 2016 2017 Recurring Revenue Total Impact Revenue $3.8 M $5.8 M $6.4 M $.8 M $3.0 M $2.1 M $3.7 M $2.2 M $4.2 M

Recurring Revenues – Maintenance vs. System - 500,000 1,000,000 1,500,000 2,000,000 2,500,000 3,000,000 3,500,000 4,000,000 4,500,000 2015 2016 2017 Maintenance Revenue System Sales - Month to Month Revenue $3.0 M $1.3 M $1.7 M $3.7 M $1.7 M $2.0 M $4.2 M $1.9 M $2.3 M

2018 Year To Date Highlights

Overview of Our 2018 Goals • Increase market share; net increase of 10 - 12 casinos • Develop several new products and feature sets • Expand in Nevada, Maryland, Colorado, Colombia, Latin America & Australia Grow Gaming Operations • Deliver a higher valuation; shareholder value • Increase industry and market awareness • Negotiate new Strategic Distribution deals Improve Profitability • Queensland, Australia QCOM Development • Technology Patent • Player Markers for the Table Games System Deliver on Technologies

2018 Year To Date Highlights • 8 Systems Installed through 9/30/18 • 2 Contract signed, but not installed (backlog) at 9/30/18 • Drastically improved cash position • Licensing process in Nevada has been completed. • Outstanding G2E show – much interest in Table Trac

Technology Update • Casino System Version 4.4 passed NGCB Field Trail • Version 4.5 is at BMM LAB for initial testing • Australia • Queensland QCOM development has been complete and is operational • Patent Filed • Player Markers added into Table Games System • Reporting updates in progress to meet Nevada, Colorado requirements

Maintenance and Support Customers - 10 20 30 40 50 60 70 80 90 12/31/2013 12/31/2014 12/31/2015 12/31/2016 12/31/2017 9/30/2018 46 52 77 89 71 84

Accounts Receivable Historical Balances $- $500,000 $1,000,000 $1,500,000 $2,000,000 $2,500,000 $3,000,000 $3,500,000 $4,000,000 $4,500,000 $5,000,000 12/31/2014 12/31/2015 12/31/2016 12/31/2017 9/30/2018 $4.7 M $2.9 M $4.0 M $4.2 M $4.6 M

Table Trac , Inc. 2018 Shareholder Meeting - Questions - Thank You